Exhibit 99.2
Press Release
TRIDENT MICROSYSTEMS REPORTS RESULTS FOR
QUARTER ENDED DEC. 31, 2009,
COMPLETES ACQUISITION OF NXP TV AND SET-TOP BOX PRODUCT LINES
SANTA CLARA, Calif., Feb. 8, 2010 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the connected home, today announced results for its quarter ended Dec. 31, 2009. The company also separately announced that effective today it has completed its acquisition of the TV and Set-Top Box product lines from NXP Semiconductors.
For the quarter, the company reported net revenues of $31.9 million, which compares with net revenues of $31.1 million in the prior sequential quarter and $19.2 million in the same quarter a year ago. The company reported a net loss for the quarter of $23.4 million, or $0.34 per share, on a generally accepted accounting principles (“GAAP”) basis. This compares with a net loss of $17.2 million, or $0.25 per share in the prior sequential quarter and a net loss of $14.6 million, or $0.24 per share, in the same quarter one year ago.
Non-GAAP Results
Non-GAAP net loss for the quarter was $15.6 million, or $0.22 per share, which includes the impact of a $2.8 million write off of pre-production inventory. This compares with a non-GAAP net loss of $11.6 million, or $0.17 per share, in the prior sequential quarter and a non-GAAP net loss of $6.6 million, or $0.11 per share, in the same quarter a year ago. A detailed reconciliation between GAAP and non-GAAP net loss is provided in a table following the non-GAAP consolidated statements of operations.
Sylvia Summers, Trident’s chief executive officer, said, “Results for the quarter, excluding the disappointing inventory write-off, were in line with our guidance. With the closing today of our acquisition of the NXP product lines, we are ready to look forward to the opportunities we are creating as a result of this transaction. We are now a leading provider in both the digital TV and set-top box markets, with a much larger and more diversified revenue and customer base, a broad and powerful patent portfolio, and two-thirds of our employee base in Asia on day one. We have integration plans, key management, and a vision in place for how we will move ahead as one company from this day forward. We remain committed to the substantial restructuring and crisp execution that will be required to break even by the end of this year, and we already are aligning product roadmaps and account strategies to win new business for 2011 and beyond.”

Outlook
As previously announced, Trident has changed its fiscal year end to December 31. For its new fiscal first quarter ending Mar. 31, 2010, which will include approximately eight weeks of operating results for the newly acquired product lines, Trident is providing the following outlook. The company’s outlook for any period is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially.
•	Quarter ending Mar. 31, 2010:
–	Net revenues are expected to be in the range of $85 million to $90 million.

–	Non-GAAP gross margins are expected to be in the range of 21% to 24%.

–	Non-GAAP operating expenses are expected to be in the range of $57 million to $60 million, with research and development expenses in the range of $38 million to $40 million and selling, general and administrative expenses of approximately $19 to $20 million.

–	Non-GAAP operating loss is expected to be in the range of $36 million to $40 million.

–	Provision for income taxes is expected to be approximately $1.0 million.

–	The company expects to restructure its operations over the next several quarters, and anticipates that it will incur $1 to $2 million of related restructuring charges in the fiscal first quarter. These charges are not included in the guidance for non-GAAP operating loss.

–	Cash as of the end of the quarter is expected to be in the range of $120 million to $130 million.
Because the fiscal second quarter ending June 30, 2010 will be the first quarter reflecting the full impact of the acquired product lines, the company also provided updated guidance for that quarter.
•	Quarter ending June 30, 2010:
–	Net revenues are expected to be in the range of $140 million to $160 million.

–	Non-GAAP gross margins are expected to be in the range of 23% to 26%.

–	Non-GAAP operating expenses are expected to be in the range of $65 million to $68 million, with research and development expenses in the range of $44 million to $46 million and selling, general and administrative expenses of approximately $21 to $22 million.

–	Non-GAAP operating loss is expected to be in the range of $23 million to $27 million.

–	Provision for income taxes is expected to be approximately $1 million.

–	Restructuring charges are expected to be in the range of $18 million to $22 million. These charges are not included in the guidance for non-GAAP operating loss.

–	Cash as of the end of the quarter is expected to be in the range of $90 million to $100 million.
Investor Conference Call
Management will host a conference call at 2:00 pm Pacific Time today. The domestic dial in is 866-202-3048; the international dial-in is 617-213-8843. Passcode: 96447383. A replay of the conference call will be available for two weeks and will be accessible by calling 888-286-8010 (domestic) or 617-801-6888 (international) using access code 75194851. This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast also is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com; institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net loss that is GAAP net loss adjusted to exclude certain costs, expenses and gains. Non-GAAP net loss gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net loss is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net loss by adjusting GAAP net loss for acquisition-related expenses, stock-based compensation expense, expenses related to the stock option investigation and related matters, restructuring charges, expenses related to software license fees adjustment, amortization and impairment of intangible assets from acquisitions, impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in a table following non-GAAP Consolidated Statements of Operations.
Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the first and second quarters of fiscal year 2010, expected restructuring activity, and our ability to breakeven by the end of 2010. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our ability to realize the benefits from our acquisition of product lines from NXP, our ability to build upon our core strengths, including our technology, engineering team, competitive cost structure and strong balance sheet, the timing of product introductions, the ability to obtain design wins among major OEMs for Trident’s products, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the uncertain global macroeconomic environment, the increasingly competitive DTV market and our ability to retain key employees. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, is a leading force in the digital home entertainment market, delivering an extensive range of innovative multimedia semiconductor solutions for digital televisions and set-top boxes — at the heart of today’s digital home. Trident has been making bold moves to expand its market, deepen and more fully leverage its Intellectual Property (IP) portfolio, and drive the evolution of the “connected home.” Its acquisition of NXP Semiconductors’ set-top box and television product lines in 2010 establishes Trident as one of the top three semiconductor providers to both the TV and set-top box markets. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com.
NOTE: Trident is a trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.
For More Information
John Swenson
Director, Corporate Finance & Investor Relations
Tel: 408-764-8899
Email: john.swenson@tridentmicro.com
Web site: http://www.tridentmicro.com
(Tables to follow)

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
(In thousands)	2009	2009
ASSETS
Current assets
Cash and cash equivalents	$147,995	$160,955

Accounts receivable, net	4,917	17,789
Inventories	14,536	10,611
Prepaid expenses and other current assets	13,627	11,047

Total current assets	181,075	200,402

Property and equipment, net	26,168	26,696
Intangible assets, net	5,635	6,660
Goodwill	7,851	7,848
Other assets	7,764	9,312

Total assets	$228,493	$250,918

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$18,883	$13,060
Accrued expenses and other current liabilities	29,469	24,993
Income taxes payable	1,696	13,511

Total current liabilities	50,048	51,564
Long-term income taxes payable	22,262	22,098
Deferred income tax liabilities	94	81

Total liabilities	72,404	73,743

Stockholders’ equity
Capital stock	237,898	235,613
(Accumulated deficit)	(81,809)	(58,438)

Total stockholders’ equity	156,089	177,175

Total liabilities and stockholders’ equity	$228,493	$250,918

TRIDENT MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2009	2009	2008	2009	2008
Net revenues	$31,918	$31,093	$19,215	$63,011	$53,997

Cost of revenues	26,673	20,592	13,045	47,265	35,752

Gross profit	5,245	10,501	6,170	15,746	18,245
% of net revenues	16.4%	33.8%	32.1%	25.0%	33.8%

Research and development expenses	16,162	16,350	12,715	32,512	25,780
% of net revenues	50.6%	52.6%	66.2%	51.6%	47.7%

Selling, general and administrative expenses	11,143	8,837	8,465	19,980	18,570
% of net revenues	34.9%	28.4%	44.1%	31.7%	34.4%
Restructuring charges	50	1,508	761	1,558	761
% of net revenues	.2%	4.8%	4.0%	2.5%	1.4%

Operating loss	(22,110)	(16,194)	(15,771)	(38,304)	(26,866)
% of net revenues	(69.3)%	(52.1)%	(82.1)%	(60.8)%	(49.8)%
Loss on investment in / dividend income from UMC stock	—	—	—	—	(8,187)
Interest and other income (expense), net	(561)	(533)	2,057	(1,094)	5,231

Loss before income taxes	(22,671)	(16,727)	(13,714)	(39,398)	(29,822)
% of net revenues	(71.0)%	(53.8)%	(71.4)%	(62.5)%	(55.2)%
Provision for (benefit from) income taxes	700	429	870	1,129	2,731
% of net revenues	2.2%	1.4%	4.5%	1.8%	5.1%

Net loss	$(23,371)	$(17,156)	$(14,584)	$(40,527)	$(32,553)

% of net revenues	(73.2)%	(55.2)%	(75.9)%	(64.3)%	(60.3)%

Basic and diluted net loss per share	$(0.34)	$(0.25)	$(0.24)	$(0.58)	$(0.53)
Shares used in basic and diluted per share computation	69,506	69,237	61,612	69,372	61,382

TRIDENT MICROSYSTEMS, INC.
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2009	2009	2008	2009	2008
Net revenues	$31,918	$31,093	$19,215	$63,011	$53,997
Cost of revenues	25,579	19,614	11,835	45,193	32,479

Gross profit	6,339	11,479	7,380	17,818	21,518
% of net revenues	19.9%	36.9%	38.4%	28.3%	39.9%
Research and development expenses	15,217	15,631	10,169	30,848	21,890
% of net revenues	47.7%	50.3%	52.9%	49.0%	40.5%
Selling, general and administrative expenses	5,437	6,444	5,199	11,881	12,170
% of net revenues	17.0%	20.7%	27.1%	18.9%	22.5%

Operating loss	(14,315)	(10,596)	(7,988)	(24,911)	(12,542)
% of net revenues	(44.8)%	(34.1)%	(41.6)%	(39.5)%	(23.2)%
Interest and other income (expense), net	(561)	(533)	2,230	(1,094)	5,346

Loss before income taxes	(14,876)	(11,129)	(5,758)	(26,005)	(7,196)
% of net revenues	(46.6)%	(35.8)%	(30.0)%	(41.3)%	(13.3)%
Provision for income taxes	700	429	870	1,129	2,731
% of net revenues	2.2%	1.4%	4.5%	1.8%	5.1%

Net loss	(15,576)	(11,558)	(6,628)	(27,134)	(9,927)

	(48.8)%	(37.2)%	(34.5)%	(43.1)%	(18.4)%

Basic and diluted net loss per share	$(0.22)	$(0.17)	$(0.11)	$(0.39)	$(0.16)
Shares used in basic and diluted per share computation	69,506	69,237	61,612	69,372	61,382

TRIDENT MICROSYSTEMS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2009	2009	2008	2009	2008
GAAP gross profit	$5,245	$10,501	$6,170	$15,746	$18,245
Amortization of acquisition-related intangible assets (1)	974	975	1,065	1,949	2,171
Stock-based compensation expense (2)	120	3	138	123	293
Impairment of goodwill and intangible assets (3)	—	—	—	—	383
Restructuring Charges	—	—	7	—	7
Prepaid royalties adjustment	—	—	—	—	419

Non-GAAP gross profit	$6,339	$11,479	$7,380	$17,818	$21,518

GAAP Research and development expenses	$16,162	$16,350	$12,715	$32,512	$25,780
Stock-based compensation expense (2)	945	719	2,736	1,664	4,489
Software license fees (4)	—	—	(190)	—	(599)

Non-GAAP Research and development expenses	$15,217	$15,631	$10,169	$30,848	$21,890

GAAP Selling, general and administrative expenses	$11,143	$8,837	$8,465	$19,980	$18,570
Amortization of acquisition-related intangible assets (1)	51	51	134	102	271
Stock-based compensation expense (2)	1,146	521	1,054	1,667	1,828
Impairment of goodwill and intangible assets (3)	—	—	—	—	4
Stock options related professional fees (5)	(66)	(979)	2,078	(1,045)	4,297
Acquisition-related expenses (6)	4,575	2,800	—	7,375	—

Non-GAAP Selling, general and administrative expenses	$5,437	$6,444	$5,199	$11,881	$12,170

GAAP net loss	$(23,371)	$(17,156)	$(14,584)	$(40,527)	$(32,553)
Gross profit reconciliation	1,094	978	1,210	2,072	3,273
Research and development expenses reconciliation	945	719	2,546	1,664	3,890
Selling, general and administrative expenses reconciliation	5,706	2,393	3,266	8,099	6,400
Restructuring Charges	50	1,508	761	1,558	761
Loss of sale of UMC stock and other (7)	—	—	173	—	8,302

Non-GAAP net loss	$(15,576)	$(11,558)	$(6,628)	$(27,134)	$(9,927)

GAAP basic and diluted net loss per share	$(0.34)	$(0.25)	$(0.24)	$(0.58)	$(0.53)

Non-GAAP basic and diluted net loss per share	$(0.22)	$(0.17)	$(0.11)	$(0.39)	$(0.16)

Shares used in basic and diluted per share computation	69,506	69,237	61,612	69,372	61,382

(1)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(2)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(3)	Charges for impairment of goodwill and intangible assets incurred as a result of their carrying value exceeding the fair value. Management believes that these charges are not directly associated with the Company’s core operating performance.

(4)	Software license fees represent an adjustment for prior years’ software usage.

(5)	Stock options related professional fees are excluded from the non-GAAP net loss calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident.

(6)	Acquisition-related expenses represent external costs incurred in connection with our acquisition, which we generally would not have incurred in the normal course of business.

(7)	Management believes that the capital loss on the sale of UMC stock and the dividend income received from UMC are not directly related to the ongoing business and operating performance of Trident.